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Exhibit 99.1

Contacts:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TransMontaigne Inc. Enters into Agreement and
Plan of Merger With SemGroup, L.P.

March 27, 2006	Immediate Release

        Denver, Colorado—TransMontaigne Inc. (NYSE: TMG) today announced that it has entered into a definitive agreement with SemGroup, L.P. to exchange all the issued and outstanding shares of common stock of TransMontaigne, including TransMontaigne's outstanding Series B Convertible Preferred Stock, on an as-converted basis, for $9.75 per share in cash. The merger has been approved by the Board of Directors of TransMontaigne. Upon completion of the merger, TransMontaigne will become a privately-held company and its common stock will no longer be traded on the New York Stock Exchange.

        Closing of the merger is subject to the (i) approval of a majority of the outstanding shares of common stock and Series B Convertible Preferred Stock of TransMontaigne, on an as-converted basis, voting as a single class at a special meeting of TransMontaigne's stockholders, (ii) satisfactory completion of due diligence by SemGroup, (iii) receipt by SemGroup of the proceeds of the financings substantially upon the terms set forth in the commitment letters and (iv) receipt of customary regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. TransMontaigne will solicit stockholder approval by means of a proxy statement, which will be mailed to all TransMontaigne stockholders upon completion of the required Securities and Exchange Commission filing and review process.

        Prior to closing of the merger, TransMontaigne will make provision to (i) either redeem or defease TransMontaigne's 9 1/8% Series B Senior Subordinated Notes pursuant to the terms and conditions thereof, or (ii) amend the terms and conditions of the Notes to permit them to remain outstanding following the closing of the merger.

        TransMontaigne Partners L.P. (NYSE: TLP) will remain a public company, subject to the periodic filing requirements with the Securities and Exchange Commission, and its common units will continue to be listed and traded on the New York Stock Exchange.

        UBS Investment Bank acted as financial advisor and provided a fairness opinion to TransMontaigne, Morrison & Foerster LLP served as legal counsel to TransMontaigne, and Hall, Estill, Hardwick, Gable, Golden & Nelson, PC served as legal counsel to SemGroup.

Additional Information and Where to Find It

        TransMontaigne will promptly file with the Securities and Exchange Commission a current report on Form 8-K, which will include the merger agreement and related documents. The proxy statement that TransMontaigne plans to file with the Securities and Exchange Commission and mail to its stockholders will contain information about TransMontaigne, the proposed merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. In addition to receiving the proxy statement from TransMontaigne by mail, stockholders also will be able to obtain the proxy statement, as well as other filings containing information about TransMontaigne, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) or, without charge, from TransMontaigne at http://www.transmontaigne.com. This announcement is neither a solicitation of proxy, an offer to purchase, nor a solicitation of an offer to sell shares of TransMontaigne. TransMontaigne and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TransMontaigne's stockholders with respect to the proposed merger. Information regarding any interests that TransMontaigne's executive officers and directors may have in the transaction will be set forth in the proxy statement.

About TransMontaigne Inc.

        TransMontaigne Inc. is a refined petroleum products marketing and distribution company based in Denver, Colorado with operations in the United States, primarily in the Gulf Coast, Midwest and East Coast regions. The Company's principal activities consist of (i) terminal, pipeline, and tug and barge operations, (ii) marketing and distribution, (iii) supply chain management services and (iv) managing the activities of TransMontaigne Partners L.P. (NYSE:TLP). The Company's customers include refiners, wholesalers, distributors, marketers, and industrial and commercial end-users of refined petroleum products. Corporate news and additional information about TransMontaigne Inc. is available on the Company's web site: www.transmontaigne.com

About SemGroup, L.P.

        SemGroup, L.P. is a privately held midstream service company providing the energy industry means to move products from the wellhead to the wholesale marketplace. SemGroup has five main energy stream business markets—crude oil, refined petroleum products, natural gas, natural gas liquids and asphalt- and serves them through its various North American subsidiaries. SemGroup is ranked No. 9 on Forbes magazine's list of America's Largest Private Companies. For additional information, visit www.semgrouplp.com.

Forward-Looking Statements

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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TransMontaigne Inc. Enters into Agreement and Plan of Merger With SemGroup, L.P.